UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2012

Avago Technologies Limited

(Exact name of registrant as specified in its charter)

Singapore	001-34428	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Yishun Avenue 7 Singapore 768923		N/A

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (65) 6755-7888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On April 4, 2012, Avago Technologies Limited (the “Company”) held its 2012 Annual General Meeting, at which its shareholders voted on the following matters:

(1)	To elect eight members to the Company’s board of directors (the “Board”);

(2)	To approve the re-appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm and independent Singapore auditor for the fiscal year ending October 28, 2012 and to authorize the Audit Committee to fix its remuneration;

(3)	To approve the non-employee directors’ cash compensation for the period from April 5, 2012 through the date on which the Company’s 2013 Annual General Meeting is held, and for each approximately 12-month period thereafter, as set forth in the notice of, and proxy statement relating to, the Company’s 2012 Annual General Meeting;

(4)	To approve the general authorization for the directors of the Company to allot and issue ordinary shares of the Company, as set forth in the notice of, and proxy statement relating to, the Company’s 2012 Annual General Meeting; and

(5)	To approve the share purchase mandate authorizing the purchase or acquisition by the Company of up to 10% of its own issued ordinary shares, as set forth in the notice of, and proxy statement relating to, the Company’s 2012 Annual General Meeting (the “Share Purchase Mandate”).

The votes cast in connection with such matters were as follows:

(1)	Election of Directors:

	Name	For	Against	Abstain	Broker Non-Votes
(a)	Hock E. Tan	203,006,568	1,029,049	77,994	8,597,951
(b)	Adam H. Clammer	203,026,405	1,018,789	68,417	8,597,951
(c)	John T. Dickson	201,123,832	2,973,044	16,735	8,597,951
(d)	James V. Diller	203,036,901	998,093	78,617	8,597,951
(e)	Kenneth Y. Hao	198,804,682	5,240,512	68,417	8,597,951
(f)	John M. Hsuan	203,398,504	636,190	78,917	8,597,951
(g)	Justine F. Lien	203,423,353	611,241	79,017	8,597,951
(h)	Donald Macleod	203,037,727	996,967	78,917	8,597,951

(2)	Re-appointment of PricewaterhouseCoopers LLP:

For	Against	Abstain	Broker Non-Votes
212,680,502	12,748	18,312	0

(3)	Non-Employee Directors’ Cash Compensation:

For	Against	Abstain	Broker Non-Votes
211,733,058	159,398	779,106	0

(4)	General Authorization for Directors to Issue Shares:

For	Against	Abstain	Broker Non-Votes
189,384,499	23,315,908	11,155	0

(5)	Share Purchase Mandate:

For	Against	Abstain	Broker Non-Votes
211,915,985	34,845	760,732	0

Item 8.01	Other Events.

On April 5, 2012, the Company issued a press release announcing that its Board has authorized the Company to repurchase up to 15 million of its outstanding ordinary shares. This replaces the share repurchase program announced by the Company on June 9, 2011, which expired at the 2012 Annual General Meeting on April 4, 2012. Share repurchases, if any, will be made in the open market at such times and in such amounts as the Company deems appropriate. The timing and actual number of shares repurchased will depend on a variety of factors including price, market conditions and applicable legal requirements. The share repurchase program does not obligate the Company to repurchase any specific number of shares and may be suspended or terminated at any time without prior notice. A copy of the press release is attached as Exhibit 99.1, and incorporated by reference into this Current Report on Form 8-K.

Pursuant to the Share Purchase Mandate approved by shareholders at the 2012 annual general meeting, the Company, upon approval of the Board, is authorized to repurchase 10% of its total ordinary shares outstanding as at March 30, 2011 (approximately 24.6 million shares), in open market transactions or pursuant to equal access schemes, prior to the date on which the Company’s 2013 annual general meeting is held or is required by law to be held. However, the Company may not repurchase more than 15 million of its ordinary shares without further action by the Board.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release, dated April 5, 2012, entitled “Avago Technologies Reauthorizes Share Repurchase Program of Up to 15 Million Shares”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: April 5, 2012

Avago Technologies Limited

	By:	/s/ Hock E. Tan
	Name:	Hock E. Tan
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated April 5, 2012, entitled “Avago Technologies Reauthorizes Share Repurchase Program of Up to 15 Million Shares”